As filed with the U.S. Securities and Exchange Commission on May 20, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Doximity, Inc.
(Exact name of registrant as specified in its charter)

Delaware	27-2485512
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
500 3rd St.
Suite 510
San Francisco, CA 94107
(Address of principal executive offices, including zip code)

2021 Stock Option and Incentive Plan
2021 Employee Stock Purchase Plan
(Full titles of the plans)

Jeffrey Tangney
Chief Executive Officer
Doximity, Inc.
500 3rd St.
Suite 510
San Francisco, CA 94107
(Name and address of agent for service)
(650) 549-4330
(Telephone number, including area code, of agent for service)

Copies to:
Bradley C. Weber Julia R. White Goodwin Procter LLP 601 Marshall Street Redwood City, CA 94063 (650) 752-3100	Jennifer Chaloemtiarana Doximity, Inc. 500 3rd St., Suite 510 San Francisco, CA 94107 (650) 549-4330

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTIONS E
This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Doximity, Inc. (“Registrant”) with the Securities and Exchange Commission (the “Commission”) to register 4,721,882 additional shares of its Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”) reserved for issuance under the 2021 Stock Option and Incentive Plan (the “2021 Plan”) and 1,888,753 additional shares of its Class A Common Stock reserved for issuance under the 2021 Employee Stock Purchase Plan (the “2021 ESPP”), pursuant to the “evergreen” provisions of the 2021 Plan and 2021 ESPP, respectively. The number of shares of Class A Common Stock reserved and available for issuance under the 2021 Plan and the 2021 ESPP is subject to an automatic increase on each April 1 until each of the plans terminate respective to their terms. The increase is equal to five percent (5%) for the 2021 Plan and one percent (1%) for the 2021 ESPP, based on the number of shares of Class A Common Stock and the Registrant’s Class B common stock, par value $0.001 per share, issued and outstanding on the immediately preceding March 31, or such lesser number of shares of Class A Common Stock as determined by the Administrator (as defined in the plans). The Board of Directors of the Registrant determined that the standard increase of one percent (1%) reserved for issuance under the 2021 ESPP and an increase of two and a half percent (2.5%) reserved for issuance under the 2021 Plan on April 1, 2025 was in the best interests of the Registrant.
Pursuant to General Instruction E of Form S-8 regarding Registration of Additional Securities, the contents of the Registration Statement on Form S-8 filed with the Commission on June 24, 2021 (File No. 333-257332) are hereby incorporated by reference in this Registration Statement to the extent not replaced hereby.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The information called for in Part I of Form S-8 to be contained in the Section 10(a) prospectus is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Commission. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Any written or oral requests for such documents shall be made to Doximity, Inc. Legal Department, 500 3rd St., Suite 510, San Francisco, CA 94107, or in the alternative by calling (650) 549-4330.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
The following documents filed with the Commission by the Registrant are incorporated by reference into this Registration Statement:

(a)
The Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025 (the “Annual Report”), filed with the Commission on May 20, 2025 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)
All other reports filed by the Registrant with the Commission pursuant to Section 13(a) or Section 15(d) of the Exchange Act (other than the reports, or portions thereof, deemed to have been furnished and not filed with the Commission) since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

(c)
The description of the Registrant’s Class A Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-40508) filed with the Commission on June 15, 2021 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the shares registered hereunder have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

		Incorporated by Reference
Exhibit Number	Exhibit Title	Form	File No.	Exhibit	Filing Date	Filed Herewith
4.1	Form of Class A Common Stock Certificate of the Registrant.	S-1	333-256584	4.1	5/28/2021
4.2	2021 Stock Option and Incentive Plan, and forms of agreements thereunder.	10-K	001-40508	10.3	5/27/2022
4.3	2021 Employee Stock Purchase Plan.	S-1/A	333-256584	10.4	6/15/2021
5.1	Opinion of Goodwin Procter LLP.					X
23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.					X
23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1).					X
24.1	Power of Attorney (contained on signature page hereto).					X
107	Filing Fee Table.					X

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, California, on May 20, 2025.

DOXIMITY, INC.
By:	/s/ Jeffrey Tangney
Jeffrey Tangney Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey Tangney and Anna Bryson, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of Doximity, Inc., and any or all amendments (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey Tangney	Chief Executive Officer and Director (Principal Executive Officer)	May 20, 2025
Jeffrey Tangney

/s/ Anna Bryson	Chief Financial Officer (Principal Financial and Accounting Officer)	May 20, 2025
Anna Bryson

/s/ Kevin Spain	Director	May 20, 2025
Kevin Spain

/s/ Phoebe Yang	Director	May 20, 2025
Phoebe Yang

/s/ Regina Benjamin	Director	May 20, 2025
Regina Benjamin

/s/ Kira Wampler	Director	May 20, 2025
Kira Wampler

/s/ Tim Cabral	Director	May 20, 2025
Tim Cabral